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                                                                   EXHIBIT 10.56

/ /

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER OR AN EXEMPTION THEREFROM.

$2,500,000                                                     November 14, 1997

                  FOR VALUE RECEIVED, Irwin Selinger, an individual residing at 73 Bacon Road, Old Westbury, New York (the "Borrower"), hereby promises to pay to the order of Graham-Field Health Products, Inc., a Delaware corporation ("GFHP"), or such holder's permitted assigns (collectively, the "Holder"), the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), subject to increase in the manner described below, and to pay to the Holder interest on the unpaid principal amount of this Note (as modified and supplemented and in effect from time to time, this "Note"), all in the manner described below. The outstanding principal amount of this Note shall be payable on November 14, 2004 (the "Principal Payment Date"). Interest shall accrue on the unpaid principal amount of this Note outstanding from time to time, commencing with the date of issuance hereof (the "Issue Date") through but excluding the date such principal amount is paid in full, at a rate per annum equal to the interest rate in effect from time to time under GFHP's Revolving Credit and Security Agreement dated as of December 10, 1996 with IBJ Schroder Bank & Trust Company, as lender and agent, as the same may be amended from time to time, or such other replacement credit facility as GFHP may designate from time to time as its principal credit facility (the "Borrowing Rate"). Accrued interest shall be payable in arrears on each December 1 following the date hereof (each, an "Interest Payment Date") commencing December 1, 1998, and on the Principal Payment Date. Notwithstanding the foregoing, on each Interest Payment Date, in lieu of a cash payment by the Borrower, interest accrued through, but not including, such Interest Payment Date shall instead be added to the outstanding principal amount of this Note (each such addition on an Interest Payment Date, a "Capitalized Interest Payment"). The interest on this Note shall be computed on the basis of a year of 360 days consisting of twelve 30-day months.

                                    ARTICLE I

                   PAYMENTS AND PREPAYMENTS; PLEDGE AGREEMENT

                  Section 1.1 Payments Generally. All payments of principal and interest (other than Capitalized Interest Payments)
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on this Note shall be made in United States dollars, in immediately available funds, by wire transfer to such account at a commercial bank located in the United States of America identified in a notice from the Holder to the Borrower prior to the date of such payment. Any payment received later than 11:00 a.m. Eastern time on the date on which such payment shall become due shall be deemed to have been made on the next succeeding Business Day (as defined below). If the Principal Payment Date would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable by the Borrower in respect of this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. All payments received by the Holder in respect of this Note shall be applied first to any accrued and unpaid interest on, and then to the outstanding principal amount of, this Note. "Business Day" shall mean a day other than Saturday, Sunday or any other day on which banks in the State of New York are authorized or required by law to remain closed.

                  Section 1.2 Prepayments. The Borrower may at any time and from time to time, at its option, prepay the outstanding principal amount of this Note, in whole or in part, without penalty or premium, together with accrued interest on the principal amount being prepaid (the date on which any such optional or any mandatory prepayment described below is to be made is referred to herein as a "Prepayment Date"). In addition, the Borrower shall immediately prepay this Note in full or in part, as the case may be, as follows:

                  (a) On the date on which the Borrower is scheduled to receive any cash bonus from GFHP in respect of the Borrower's employment with GFHP, the Holder shall apply such portion of the amount of such cash bonus (less any amounts to be withheld by GFHP in respect of income taxes) as shall be determined by the Stock Option and Compensation Committee of the Board of Directors of GFHP (or by any successor committee thereto or, if there is no such committee in existence, by the Board of Directors of GFHP) to the outstanding principal amount of this Note and accrued and unpaid interest thereon, without the giving of notice or the taking of any other action on the part of the Holder being required.

                  (b) In the event of the death of the Borrower, this Note shall continue in full force, in accordance with its terms and, upon the first anniversary of the date of the death of the Borrower, the aggregate outstanding principal amount of this Note and accrued and unpaid interest thereon shall become due and payable in full, without the giving of any notice or the taking of any other action on the part of the Holder being required.


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                  (c) In the event of the termination of employment of the
         Borrower with GFHP for any reason, the aggregate outstanding principal amount of this Note and accrued and unpaid interest thereon shall become due and payable in full on the 180th day following the date of such termination, without the giving of any notice or the taking of any other action on the part of the Holder being required.

                  Section 1.3 Late Payments. If any principal or accrued interest hereunder is not paid on the Principal Payment Date in accordance with
Section 1.1 hereof or on a Prepayment Date in accordance with Section 1.2 hereof or on such other date as the principal amount of this Note shall become due and payable in accordance with the terms hereof, the Borrower shall pay interest on demand of the Holder from time to time at a rate per annum equal to the Borrowing Rate plus 2% on any overdue payment of principal and, to the extent permitted by law, on any overdue interest.

                  Section 1.4 Right to Offset. The Borrower agrees that, in addition to (and without limitation of) any right of set-off the Holder may otherwise have, the Holder shall be entitled, at its option, to offset amounts owing by the Holder to the Borrower (regardless of whether such amounts are then due to the Borrower), against any amount payable by the Borrower to the Holder in respect of this Note that is not paid when due; provided that nothing contained herein shall require the Holder to exercise any such right.

                  Section 1.5 Pledge Agreement. The Borrower's obligation to pay the principal amount of this Note and accrued and unpaid interest thereon is secured pursuant to the terms of the Pledge Agreement dated as of November 14, 1997 between GFHP and the Borrower.

                                   ARTICLE II

                                EVENTS OF DEFAULT

                  2.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default" for the purposes of this
Note:

         (a) the Borrower fails to pay any amount owing under this Note when due (whether at stated maturity, by acceleration, in connection with a required prepayment or otherwise); or

         (b) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of all or a substantial part of his assets or property, (ii) make a general assignment for the benefit of


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                  creditors, (iii) commence a voluntary case under the Federal
                  Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency or adjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against him in an involuntary case under the Federal Bankruptcy Code, or (vi) generally fail to pay his debts as they come due; or

         (c) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of all or any substantial part of his assets or property, or
                  (ii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code.

                  Section 2.2 Acceleration of Maturity; Rescission and Annulment. If any Event of Default specified in paragraph (b) or (c) of Section
2.1 hereof occurs, the principal of this Note and accrued interest thereon shall automatically become due and payable immediately without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Default specified in paragraph (a) of
Section 2.1 hereof occurs and is continuing, then and in every such case the Holder may declare the principal of this Note and accrued interest thereon to be due and payable immediately, by a notice in writing to the Borrower, and upon any such declaration such principal and interest shall become due and payable immediately without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  Notwithstanding the foregoing, at any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holder may rescind and annul such declaration and its consequences if it so notifies the Borrower of its desire to do so. Upon and to the extent of any such rescission or annulment, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note, but no such rescission or annulment shall extend to any subsequent or other default or impair any right consequent thereon.


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                  Section 2.3 Preservation of Remedies. If any Event of Default
shall occur and be continuing, the Holder may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to the Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy conferred in this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No delay or omission of the Holder to exercise any right or remedy with respect to this Note will impair, or constitute a waiver of, any such right or remedy.

                                   ARTICLE III

                              WAIVER AND AMENDMENT

                  Section 3.1 Amendment. No amendment of this Note shall be effective unless in writing and signed by the Holder and the Borrower.

                  Section 3.2 Waiver. No waiver of any provision of this Note shall be effective against the Holder unless in writing and signed by the Holder.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  Section 4.1 Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) to the Borrower or the Holder, as the case may be, at the applicable "Address for Notices" specified on the signature page hereof, or at such other address as shall be designated by either party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  Section 4.2 Governing Law. This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflicts of laws principles thereof.

                  Section 4.3 Successors. All agreements of the


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Borrower in this Note shall bind his heirs, executors, administrators and assigns. This Note shall inure to the benefit of the Holder and its successors, transferees and assigns.

                  Section 4.4 Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 4.5 Headings, etc. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


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                  IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

                                         /s/ Irwin Selinger
                                    ------------------------------
                                             Irwin Selinger

                                    Address for Notices:

                                    c/o Graham-Field Health Products, Inc.
                                    400 Rabro Drive East
                                    Hauppauge, New York  11788
                                    Facsimile No.:  (516) 582-5608

                                    ACCEPTED BY THE HOLDER:

                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                    By:   /s/ Richard S. Kolodny
                                       ----------------------------
                                       Name:  Richard S. Kolodny
                                       Title: Vice President, General
                                              Counsel and Secretary

                                    Address for Notices:

                                    400 Rabro Drive East
                                    Hauppauge, New York  11788
                                    Facsimile No.:  (516) 439-5635
                                    Attention: Vice President,
                                                 General Counsel
                                                 and Secretary


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